As filed with the Securities and Exchange Commission on October 11, 2018

Registration No. 333-221383

Registration No. 333-215843

Registration No. 333-210047

Registration No. 333-196205

Registration No. 333-188223

Registration No. 333-186271

Registration No. 333-177610

Registration No. 333-168641

Registration No. 333-158819

Registration No. 333-150872

Registration No. 333-148848

Registration No. 333-135101

Registration No. 333-129406

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-221383

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-215843

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-210047

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-196205

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-188223

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-186271

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-177610

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-168641

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-158819

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-150872

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-148848

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-135101

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO.  333-129406

UNDER

THE SECURITIES ACT OF 1933

WEB.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94- 3327894

(IRS Employer Identification No.)

12808 Gran Bay Parkway West

Jacksonville, FL 32258

(Address, including Zip Code, of Principal Executive Offices)

Web.com Group, Inc. 2017 Acquisio Inducement Award Plan

Web.com Group, Inc. 2017 DonWeb Inducement Award Plan

Web.com Group, Inc. 2016 Inducement Award Plan

Yodle, Inc. 2007 Equity Incentive Plan

Web.com Group, Inc. 2014 Equity Incentive Plan

Website Pros, Inc. 2008 Equity Incentive Plan

Web.com Group, Inc. 2008 Equity Incentive Plan

Website Pros, Inc. 2005 Equity Incentive Plan

Website Pros, Inc. 2005 Employee Stock Purchase Plan

Web.com Group, Inc. 2011 Inducement Award Plan

Web.com Group, Inc. 2010 Inducement Award Plan

Web.com Group, Inc. 2009 Inducement Award Plan

Web.com 2006 Equity Incentive Plan

Miscellaneous Stock Option Agreements

Web.com Group, Inc. 2005 Equity Incentive Plan

Web.com Group, Inc. 2005 Non-Employee Directors’ Stock Option Plan

Web.com Group, Inc. 2005 Employee Stock Purchase Plan

1999 Equity Incentive Plan

Miscellaneous Stock Option Agreements

Interland-Georgia 1999 Stock Plan

Interland 1995 Stock Option PlanInterland 2001 Equity Incentive Plan

Interland 2002 Equity Incentive Plan

Interland 2005 Equity Incentive Plan

(Full title of the plan)

David L. Brown

Chief Executive Officer

Web.com Group, Inc.

12808 Gran Bay Parkway West

Jacksonville, Florida 32258

(Name and address of agent for service)

(904) 680-6600

(Telephone number, including area code, of agent for service)

Copies to:

Nancy H. Wojtas
James F. Fulton, Jr.

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

         These Post-Effective Amendments relate to the following Registration Statements of Web.com Group, Inc. (previously Website Pros, Inc., the “Company”) on Form S-8 (collectively, the “Registration Statements”):

1.       Registration No. 333-221383, registering 209,500 shares of Common Stock, of the Company under the Web.com Group, Inc. 2017 Acquisio Inducement Award Plan, effective November 7, 2017, as previously filed with the SEC on November 7, 2017.

2.       Registration No. 333-215843, registering 131,382 shares of Common Stock, of the Company under the Web.com Group, Inc. 2017 DonWeb Inducement Award Plan, effective January 31, 2017, as previously filed with the SEC on January 31, 2017.

3.       Registration No. 333-210047, registering 535,000 shares of Common Stock of the Company under the Web.com Group, Inc. 2016 Inducement Award Plan, and 1,271,829 shares of Common Stock of the Company under the Yodle, Inc. 2007 Equity Incentive Plan , effective March 9, 2016, as previously filed with the SEC on March 9, 2016.

4.       Registration No. 333-196205, registering 5,870,000 shares of Common Stock of the Company under the Web.com Group, Inc. 2014 Equity Incentive Plan, effective May 23, 2014, as previously filed with the SEC on May 23, 2014.

5.       Registration No. 333-188223, registering 1,940,170 shares of Common Stock of the Company under the 2005 Equity Incentive Plan, and 459,000 shares of Common Stock of the Company under the 2005 Non-Employee Directors’ Stock Option Plan, effective April 30, 2013, as previously filed with the SEC on April 30, 2013.

6.       Registration No. 333-186271, registering 4,000,000 shares of Common Stock of the Company under the 2008 Equity Incentive Plan, effective January 29, 2013, as previously filed with the SEC on January 29, 2013.

7.       Registration No. 333-177610, registering 955,900 shares of Common Stock of the Company under the Web.com Group, Inc. 2011 Inducement Award Plan, effective October 31, 2011, as previously filed with the SEC on October 31, 2011.

8.       Registration No. 333-168641, registering 465,900 shares of Common Stock of the Company under the Web.com Group, Inc. 2010 Inducement Award Plan, effective August 9, 2010, as previously filed with the SEC on August 9, 2010.

9.       Registration No. 333-158819, registering 146,900 shares of Common Stock of the Company under the Web.com Group, Inc. 2009 Inducement Award Plan, effective April 27, 2009, as previously filed with the SEC on April 27, 2009.

10.       Registration No. 333-150872, registering 3,000,000 shares of Common Stock of the Company under the Website Pros, Inc. 2008 Equity Incentive Plan, effective May 13, 2008, as previously filed with the SEC on May 13, 2008.

11.       Registration No. 333-148848, registering 274,727 shares of Common Stock of the Company under the Website Pros, Inc. 2005 Equity Incentive Plan, 151,250 shares of Common Stock of the Company under the Website Pros, Inc. 2005 Non-Employee Directors’ Stock Option Plan, 68,682 shares of Common Stock of the Company under the Website Pros, Inc. 2005 Employee Stock Purchase Plan, 19,023 shares of Common Stock of the Company under the Interland-Georgia 1999 Stock Plan, 27,034 shares of Common Stock of the Company under the Interland 1995 Stock Option Plan, 15,476 shares of Common Stock of the Company under the Interland 2001 Equity Incentive Plan, 124,629 shares of Common Stock of the Company under the Interland 2002 Equity Incentive Plan, 1,797,378 shares of Common Stock of the Company under the Interland 2005 Equity Incentive Plan, and 441,018 shares of Common Stock of the Company under the Web.com 2006 Equity Incentive Plan, effective January 25, 2008, as previously filed with the SEC on January 25, 2008.

12.       Registration No. 333-135101, registering 165,096 shares of Common Stock of the Company under the 2005 Equity Incentive Plan, 160,000 shares of Common Stock of the Company under the 2005 Non-Employee Directors’ Stock Option Plan, and

41,274 shares of Common Stock of the Company under the 2005 Employee Stock Purchase Plan, effective June 16, 2006, as previously filed with the SEC on June 16, 2006.

13.       Registration No. 333-129406, registering 3,784,689 shares of Common Stock of the Company under the 1999 Equity Incentive Plan, 62,779 shares of Common Stock of the Company under Miscellaneous Stock Option Agreements, 1,550,000 shares of Common Stock of the Company under the 2005 Equity Incentive Plan, 450,000 shares of Common Stock of the Company under the 2005 Non-Employee Directors’ Stock Option Plan, and 450,000 shares of Common Stock of the Company under the 2005 Employee Stock Purchase Plan, effective November 2, 2005, as previously filed with the SEC on November 2, 2005.

           The offerings contemplated by the Registration Statements have been terminated.  In accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration all shares registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8  to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, State of Florida, on October 11, 2018.

Web.com Group, Inc.

By:	/s/ Matthew P. McClure
Matthew P. McClure, Secretary